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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       ----------------------------------


        Date of Report (Date of earliest event reported): APRIL 25, 2001


                            BOSTON PROPERTIES, INC.
               (Exact name of registrant as specified in charter)


     DELAWARE                          1-13087                   04-2473675
(State or other jurisdiction    (Commission file number)        (IRS employer
     of incorporation)                                       identification no.)


                         800 BOYLSTON STREET, SUITE 400
                       BOSTON, MASSACHUSETTS  02109-8001
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (617) 236-3300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OF ASSETS

     On April 25, 2001, Boston Properties Limited Partnership, the operating partnership subsidiary (together with its direct and indirect wholly-owned subsidiaries, "BPLP") of Boston Properties, Inc. (the "Company"), completed the acquisition of the 59-story, 1.6 million square foot Citigroup Center in New York City at a purchase price of approximately $725 million. BPLP completed the acquisition through a joint venture with affiliates of Allied Partners, a private family-owned real estate investment company founded in 1993 (together with its affiliates, "Allied"). The sellers were Dai-Ichi Life Investment Properties, Inc and Citibank, N.A. pursuant to contracts that were assigned to the joint venture as part of a series of transactions leading to the closing of the acquisition. Allied invested $35 million in common equity in the joint venture. BPLP invested the balance of approximately $195 million of equity required to complete the transaction, with approximately $66.5 million in common equity and the balance in preferred equity.

     Citigroup Center, the 59-story, 1.6 million square foot skyline building known for its distinctive cantilevered structure and angled top, was built in 1977 and was designed by Hugh Stubbins & Associates and Emery Roth & Sons. The atrium, open-air plaza and office tower lobby were renovated in 1997. The property is 100% leased and the tenants include Citigroup, O'Melveny & Myers, Kirkland & Ellis and AT Kearney, among other well-known tenants. Citigroup Center provides direct access to New York City's transit system through its prime location atop a major subway station.

     The transaction was consummated through a newly-formed Delaware limited liability company, of which BPLP is the managing member. The total acquisition cost of approximately $755 million, including purchase price, closing costs and mortgage-recording taxes, was funded through a $525 million first mortgage provided by an affiliate of Deutsche Bank and equity investments in the limited liability company by BPLP and Allied. Giving effect to the closing and all related transactions, BPLP holds a $66.5 million Class A common equity interest and a $128.5 million preferred equity interest in the limited liability company. Allied as non-managing member holds a $35.0 million Class B common equity interest. In addition, BPLP and Allied hold residual membership interests equal to 65.5% and 34.5%, respectively, in the joint venture. BPLP funded its $195 million investment in common and preferred equity interests in the joint venture through borrowings under its existing unsecured revolving line of credit and available cash.

     The preferred equity and Class A common equity interests held by BPLP will earn a cumulative compounding 10% priority return (the "BPLP Priority Return") which, for a period up to 10 years after the closing, will be paid out of cash flow or will accrue and be paid out of the proceeds of any capital transaction. The Class B common equity interest held by Allied will earn no return for the first 10 years. If any portion of the preferred equity interest remains outstanding after the tenth anniversary of the closing, thereafter Allied's Class B common equity interest will earn a cumulative compounding 10% return (the "Allied Priority Return"), which will be payable out of cash flow or the proceeds of any capital transaction before the BPLP Priority Return for the same period and any accumulated unpaid portion of the BPLP Priority Return for the first 10 years can be paid. During the first 10 years, BPLP's preferred equity investment and any accumulated unpaid portion of the BPLP Priority Return will be payable first out of the proceeds

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of any refinancing of the property and any additional refinancing proceeds will be used to repay the Class A and Class B common equity investments proportionately. After the tenth anniversary of the closing, refinancing proceeds will be used first to pay the Allied Priority Return, then to pay the BPLP Priority Return (including any accumulated unpaid amount accrued during the first 10 years), then to repay BPLP's preferred investment, and finally to repay the Class A and Class B common equity investments proportionately. Thereafter, BPLP and Allied will share in cash flow and proceeds from any capital transaction in proportion to their respective residual membership interests.

     In connection with the acquisition of Citigroup Center, BPLP has entered into agreements with Allied that generally provide that, for a period of fifteen years, BPLP may not sell or otherwise transfer the assets received in the acquisition of Citigroup Center without the consent of Allied and will maintain agreed upon levels of recourse or other indebtedness outstanding and available to be guaranteed by Allied. In addition, in connection with the transaction, Allied acquired 26,821 common units of limited partnership of BPLP, valued at approximately $1 million on the date of issuance (based on a price of $37.28 per common unit, the average closing price of a share of common stock of the Company during the ten trading days preceding the closing). The common units may be redeemed by the holder for cash equal to the then current value of a share of common stock of the Company or, at the Company's election, for one share of common stock of the Company.

     This report contains forward-looking statements within the meaning of the Federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements under Rule 3-14 of Regulation S-X

Financial statements for Citigroup Center will be filed by amendment as soon as practicable, but in no event later than July 9, 2001.

(b)  Pro Forma Financial Information

Pro forma financial information will be filed by amendment as soon as practicable, but in no event later than July 9, 2001.

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(c)  Exhibits

     Exhibit No.
     ------------

     99.1 Contract of Sale, dated as of February 6, 2001, by and between Dai-Ichi Life Investment Properties, Inc., as seller, and Skyline Holdings LLC, as purchaser.

     99.2 Agreement to Enter Into Assignment and Assumption of Unit Two Contract of Sale, dated as of February 6, 2001, by and between Dai-Ichi Life Investment Properties, Inc., as assignor, and Skyline Holdings II LLC, as assignee.

     99.3 Contract of Sale, dated as of November 22, 2000, by and between Citibank, N.A., as seller, and Dai-Ichi Life Investment Properties, Inc., as purchaser.

     99.4 Assignment and Assumption Agreement, dated as of April 25, 2001, by and between Skyline Holdings LLC, as assignor, and BP/CGCenter I LLC, as assignee.

     99.5 Assignment and Assumption Agreement, dated as of April 25, 2001, by and between Skyline Holdings II LLC, as assignor, and BP/CGCenter II LLC, as assignee.

     99.6 Assignment and Assumption of Contract of Sale, dated as of April 25, 2001, by and among Dai-Ichi Life Investment Properties, Inc., as assignor, BP/CGCenter II LLC, as assignee, and Citibank, N.A., as seller.

     99.7 Amended and Restated Operating Agreement of BP/CGCenter Acquisition Co. LLC, a Delaware limited liability company.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2001

                                      BOSTON PROPERTIES, INC.



                                      By: /s/ William J. Wedge
                                          ------------------------
                                          William J. Wedge
                                          Senior Vice President

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